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                                                                  EXHIBIT (i)(2)

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                  July 27, 2004

Van Kampen Reserve Fund
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555

                         Re:  Post-Effective Amendment No. 46 to the
                              Registration Statement on Form N-1A
                              for the Van Kampen Reserve Fund
                              (the "Registration Statement")
                              (File Nos. 2-50870 and 811-2482)
                              --------------------------------

     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ SKADDEN, ARPS, SLATE,
                                                  MEAGHER & FLOM LLP